UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 15, 2013

Date of earliest event reported: April 10, 2013

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

OfficeMax holds a 20.01% ownership interest in the Series B Common Units (the “Series B Units”) of Boise Cascade Holdings, L.L.C. (“BCH”). OfficeMax has accounted for the Series B Units under the cost method as an investment on its consolidated balance sheet since October 2004. As previously announced, on February 12, 2013, OfficeMax received approximately $17 million from a distribution (the “Series B Distribution”) on the Series B Units from BCH.

Based on further analysis of the accounting pertaining to the Series B Distribution, OfficeMax now expects that the Series B Distribution will be treated as a return of investment (and not dividend income), reducing the investment amount included in the consolidated balance sheet. This return of investment will trigger recognition of a portion of the deferred gain attributable to the Series B Units, resulting in the recording of income of approximately $17 million. In summary, while the nature of the income OfficeMax expects to recognize as a result of the distribution has changed, the amount of income to be recognized is substantially unchanged from what was previously announced.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2013

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel